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                                MARTIN H. PHILIP
                                 Attorney at Law
                               252 Delaware Avenue
                                   P.O. Box 94
                               Palmerton, PA 18071

                                                              December 14, 1998

Philipp Brothers Chemicals, Inc.
One Parker Plaza
Fort Lee, New Jersey 07024

        Re:  Philipp Brothers Chemicals, Inc. Registration Statement on Form S-4
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Dear Sirs:

         We have acted as special counsel to The Price Manufacturing Company, a Pennsylvania corporation (the "Subsidiary"), in connection with the public offering of $100,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2008 (the "New Notes") of Philipp Brothers Chemicals, Inc., a New York corporation (the "Company"), which will be guaranteed, on a senior subordinated basis pursuant to the guarantees (the "Guarantees" and, together with the New Notes, the "New Securities") by the Subsidiary, Phibro-Tech, Inc., a Delaware corporation, Prince Argiproducts, Inc., a Delaware corporation, MRT Management Corp., a Delaware corporation, Mineral Resource Technologies, L.L.C. ("MRT") , a Delaware limited liability company, Koffolk, Inc., a Delaware corporation, C.P. Chemicals, Inc., a New Jersey corporation, Phibrochem, Inc., a New Jersey corporation, Phibro Chemicals, Inc., a New York corporation, The Prince Manufacturing Company, an Illinois corporation, The Prince Manufacturing Company, a Pennsylvania corporation, and Western Magnesium Corp., a California corporation (collectively, the "Guarantors"). Such eight Guarantors incorporated or formed under the laws of the States of New York, Delaware or New Jersey are collectively referred to as the "Designated Guarantors". The New Securities are to be issued pursuant to an exchange offer (the "Exchange Offer" in exchange for a like principal amount of the issued and outstanding 9 7/8% Senior Subordinated Notes due 2008 of the Company (the "Old Securities") under an Indenture dated as of June 11, 1998 (the "Indenture"), by and among the Company, the Guarantors and The Chase Manhattan Bank, as trustee (the "Trustee"), as contemplated by the Registration Rights Agreement dated June 11, 1998 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and Schroder & Co., Inc.

         This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act") in


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Philipp Brothers Chemicals, Inc.
December 14, 1998
Page 2

connection with the filing of the Registration Statement (hereinafter defined) and for no other purpose.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (1) The Registration Statement on Form S-4 (File No. 333-64641) as filed with the Securities and Exchange Commission (the "Commission") on September 29, 1998 under the Act,
                  Amendment No. 1 thereto as filed with the Commission on November 23, 1998 and Amendment No. 2 thereto as filed with the Commission on December 14, 1998. (Such registration statement as so amended being hereinafter referred as the Registration Statement).

         (2)      an executed copy of the Registration Rights Agreement;

         (3)      an executed copy of the Indenture;

         (4) the Articles of Incorporation of the Subsidiary, certified as true and correct by the Secretary of State of the Commonwealth of Pennsylvania on May 20, 1998;

         (5) the Bylaws of the Subsidiary, certified as true and complete by an officer of such corporation;

         (6) Certificate dated May 20, 1998 issued by the Secretary of State of the Commonwealth of Pennsylvania certifying the existence of the Subsidiary and its respective authority to transact business in corporate form in the Commonwealth of Pennsylvania;

         (7) copies of resolutions of the Board of directors and Shareholders of the Subsidiary authorizing and approving, among other things, the issuance of the New Notes and the New Securities and the Exchange Offer, certified by the Secretary of Subsidiary as true and complete;

         (8) Resolutions adopted by the Board of Directors and Shareholders of the Subsidiary relating to, among other things, the issuance of Guarantees by the Subsidiary, certified by the Secretary of the Subsidiary as true and complete;

         (9) the form T-1 of the Trustee filed as an exhibit to the Registration Statement; and


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Philipp Brothers Chemicals, Inc.
December 14, 1998
Page 3

         (9)      the form of the New Notes (including the form of Guarantees).

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In rendering these opinions we have assumed, with your permission and without having made any independent investigation of the facts: (i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted tous as certified, conformed or photostatic copies or by electronic means and the authenticity of the originals of such latter documents; (ii) that all parties other than the Subsidiary have the power, corporate or otherwise, to enter into and perform all obligations under all documents we have examined in connection with these opinions (the "Examined Documents"), (iii) that all the Examined Documents have been duly authorized by all requisite action, corporate or other, and executed and delivered by, and each of them constitutes the legally valid and binding obligations of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms; and (iv) that the resolutions of the Board of Directors and Shareholders (and in the case of MRT, the Managing Member) of the Subsidiary in connection with the Purchase Agreement dated June 5, 1998 between the Company and Schroder & Co. Inc. and the sale of the Old Securities have not been rescinded and revoked. As to any fact material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the New Securities.

         We note that the Indenture is by its terms governed by the laws of the State of New York. We are not admitted to practice in the State of New York, and accordingly express no opinion as to the laws of such State. We express no opinion as to the validity of such choice of law. Our opinion should be understood to the effect to be given to such documents under the internal laws of the Commonwealth of Pennsylvania, if a court were to apply such law notwithstanding the parties' choice of other law.

         Members of our firm are admitted to the bar in the Commonwealth of Pennsylvania and we express no opinion with regard to any matter which may be governed by any law other than the federal laws of the Untied States of America and the laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing and the limitations, assumptions, qualifications and exceptions set forth herein, we are of the opinion that when (i) the Registration Statement

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Philipp Brothers Chemicals, Inc.
December 14, 1998
Page 4

becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Securities have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Guarantee of the Subsidiary will constitute a valid and binding obligations of the Subsidiary, enforceable against the Subsidiary in accordance with its terms.

         The opinion set forth above is qualified as follows:

         A. The validity and enforceability of obligations, and the availability of rights and remedies, under the Indenture and under the Guarantees are subject to and may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights, generally (including, without limitation, Section 548 of the United States Bankruptcy Code, state fraudulent transfer laws and other similar laws, relating to fraud of creditors, (ii) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such validity or enforceability of obligations or availability of rights and remedies is considered in a proceeding in equity or at law, and (iii) laws and legal principles imposing duties to act in good faith or in a commercially reasonable manner.

         B. The validity and enforceability of obligations, and the availability or rights and remedies, under the Indenture and the Guarantees may be further limited by other laws and judicial decisions with respect to or affecting remedial or procedural provisions contained in such documents, but in our judgment and subject to the other qualifications set forth in this letter, such other laws and judicial decisions do not render the Indenture invalid as a whole or substantially interfere with realization of the principal benefits intended to be provided thereby.

         C. The validity and enforceability of obligations, and the availability of rights and remedies, under the Indenture, including the Guarantees under the Indenture, may be further limited to other laws and judicial decisions with respect to the enforceability of any waiver granted under Section 6.04 of the Indenture.

         D. In rendering the opinion expressed in this letter, we express no opinion with respect to any provisions in the Indenture insofar as such provisions purport

                  (i) to establish evidentiary standards or conclusive presumptions as to factual matters,

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Philipp Brothers Chemicals, Inc.
December 14, 1998
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                   (ii) to appoint any person or entity as attorney-in-fact for the Subsidiary

                   (iii) to require amendments, modifications or waivers of any provisions of the Indenture to be in writing, or

                   (iv) to provide that any person or entity (A) may have rights to release, exculpations, indemnity or contribution, (B) may have rights to the payment or reimbursement of attorneys' fees except to the extent that a court determines that such fees are reasonable, (C) may have rights to forfeiture or the payment of any sum as liquidated, penalties, late charges or repayment premiums, (D) may have rights to any increase in any rate of interest upon delinquency in payment or the occurrence of a default, (E) may pursue inconsistent or cumulative remedies or (F) waives any right, remedy or defense.

         E. We also express no opinion as to any securities laws of any jurisdiction or the rules and regulations of the National Association of Securities Dealers, Inc.

         F. We call to your attention that:

                   (i) Under the laws of the Commonwealth of Pennsylvania, any provision in an agreement requiring a party to pay another party's attorneys' fees and costs in any action to enforce the provisions of such agreement will be construed to entitle the prevailing party to any such action, whether or not such party is the party specified in such agreement, to be awarded reasonable attorneys' fees, costs and necessary disbursements; and

                   (ii) The courts of the Commonwealth of Pennsylvania will consider extrinsic evidence (both oral and written) of circumstances of the Indenture to ascertain the intent of the parties in using the language set forth in the Indenture, regardless of whether or not the language set forth in the Indenture is plain and unambiguous on its face and regardless of any statement by the parties in the Indenture that the Indenture constitutes an integrated expression of the agreement of the parties, and such courts may incorporate additional or supplementary terms into the Indenture.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                         Very truly yours,

                                         /s/ Martin H. Philip